   As filed with the Securities and Exchange Commission on September 18, 2000
                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                               FATBRAIN.COM, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     5995                             770389480
  (State or other jurisdiction               (Primary Standard Industrial               (IRS Employer
of incorporation or organization)             Classification Code Number)            Identification No.)

                                2550 WALSH AVENUE
                              SANTA CLARA, CA 95051
               (Address of principal executive offices) (Zip Code)

                               -------------------

                               FATBRAIN.COM, INC.
                       1998 OMNIBUS EQUITY INCENTIVE PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                          2000 SUPPLEMENTAL STOCK PLAN
                            (Full title of the Plans)

                               -------------------

                                   JANET HALL
                            VICE PRESIDENT OF FINANCE
                         INTERIM CHIEF FINANCIAL OFFICER
                               FATBRAIN.COM, INC.
                                2550 WALSH AVENUE
                              SANTA CLARA, CA 95051
                     (Name and address of agent for service)

                              --------------------

                                 (408) 845-0100
          (Telephone number, including area code, of agent for service)

                               -------------------

                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                             Proposed Maximum    Proposed Maximum       Amount of
      Title of Securities                  Amount to be       Offering Price         Aggregate        Registration
       to be Registered                    Registered(1)       per Share(2)      Offering Price(2)         Fee
      -------------------                  -------------     ----------------    -----------------    ------------
1998 Omnibus Equity Incentive Plan
     Options to Purchase Common Stock          259,010             3.50            906,535.00            239.33
     Common Stock (par value $.001)


1998 Employee Stock Purchase Plan
     Options to Purchase Common Stock           53,149             3.50            186,021.50             49.11
     Common Stock (par value  $.001)

2000 Supplemental Stock Plan
Options to Purchase Common Stock             1,500,000             3.50          5,250,000.00          1,386.00
Common Stock (par value $.001)

---------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Omnibus Equity Incentive Plan, the 1998 Employee Stock Purchase Plan, and the 2000 Supplemental Stock Plan because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Fatbrain.com, Inc.

(2) Calculated only for purposes of this offering under Rule 457(h) of the Securities Act of 1933 ("1933 Act"), as amended, on the basis of the average of the high and low price per share of Common Stock of Fatbrain.com, Inc. on September 11, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     Fatbrain.com, Inc. ("Fatbrain") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) Fatbrain's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2000;

     (b) Fatbrain's Quarterly Report on Form 10-QSB for the fiscal quarters ended April 30, 2000 and July 31, 2000;

     (c) Fatbrain's Current Report on Form 8-K filed with the SEC on June 9, 2000; and

     (d) The description of Fatbrain's outstanding Common Stock contained in Fatbrain's Registration Statement No. 0-24871 on Form 8-A filed with the SEC on September 3, 1998, under Section 12 of the 1934 Act, including any amendment or report filed to update the description.

     All reports and definitive proxy or information statements filed under
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall also be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Fatbrain's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Fatbrain's Certificate of Incorporation provides that, under Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to Fatbrain and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Fatbrain for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Fatbrain has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide Fatbrain's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit Number      Exhibit
--------------      -------
      4             Instrument Defining Rights of Stockholders. Reference is made to Fatbrain's Registration Statement No. 0-24871 on Form 8-A,
                    which is incorporated herein by reference under Item 3(b) of this Registration Statement.

      5             Opinion and consent of Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian LLP.

     23.1           Independent Auditors' Consent.

     23.2           Consent of Gunderson Dettmer Stough Villeneuve Franklin
                    & Hachigian LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings

     A.   Fatbrain hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Fatbrain under Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

          (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Fatbrain's 2000 Supplemental Stock Plan, 1998 Omnibus Equity Incentive Plan, and 1998 Employee Stock Purchase Plan.

     B. Fatbrain hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Fatbrain's annual report under
Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Fatbrain under the indemnification provisions summarized in Item 6 or otherwise, Fatbrain has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Fatbrain of expenses incurred or paid by a director, officer or controlling person of Fatbrain in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Fatbrain will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Securities Act of 1933, as amended, requires that Fatbrain certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has had this Registration Statement signed on its behalf by the undersigned, who is duly authorized, in the City of Santa Clara, State of California on this 15th day of September, 2000.


                                        FATBRAIN.COM, INC.


                                        By: /s/ DENNIS CAPOVILLA
                                           -------------------------------------
                                           Dennis Capovilla
                                           Chief Executive Officer,
                                           President and Director




                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Fatbrain.com, Inc., a Delaware corporation, do hereby constitute and appoint Dennis Capovilla and Janet Hall, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the date indicated.

     Under the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                                  Date
---------                            -----                                  ----
/s/ DENNIS CAPOVILLA                 President, Chief Executive             September 15, 2000
----------------------------------   Officer and Director
Dennis Capovilla                     (Principal Executive Officer)

/s/ JANET HALL                       Vice President of Finance and          September 15, 2000
----------------------------------   Interim Chief Financial Officer
Janet Hall                           (Principal Financial and
                                     Accounting Officer)

Signature                            Title                                  Date
---------                            -----                                  ----
/s/ KEITH E. BENJAMIN                Director                               September 15, 2000
----------------------------------
Keith E. Benjamin


/s/ PETER G. BODINE                  Director                               September 15, 2000
----------------------------------
Peter G. Bodine


/s/ DIANE DAGGATT                    Director                               September 15, 2000
----------------------------------
Diane Daggatt


/s/ ALAN S. FISHER                   Director                               September 15, 2000
----------------------------------
Alan S. Fisher


/s/ CHRIS MACASKILL                  Director and                           September 15, 2000
----------------------------------   Chairman of the Board
Chris MacAskill


/s/ KIM ORUMCHIAN                    Director, Executive Vice President     September 15, 2000
----------------------------------   of Product Development and Secretary
Kim Orumchian


/s/ PETER C. WENDELL                 Director                               September 15, 2000
----------------------------------
Peter C. Wendell

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
      4             Instrument Defining Rights of Stockholders. Reference is made to Fatbrain's Registration Statement No. 0-24871 on Form 8-A,
                    which is incorporated herein by reference under Item 3(b) of this Registration Statement.

      5             Opinion and consent of Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian LLP.

     23.1           Independent Auditors' Consent.

     23.2           Consent of Gunderson Dettmer Stough Villeneuve Franklin
                    & Hachigian LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.